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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-66738, 33-86946, 33-92878, 33-95050, 33-98170, 333-1632, 333-15655, 333-29431,
333-52417 and 333-58605 on Form S-8, Registration Statement No. 333-41111 on Form S-3 and Registration Statement No. 333-03696 on Form S-4 of PETsMART, Inc. of our report dated March 2, 2000 (except Note 15, as to which the date is April 13, 2000), appearing in this Annual Report on Form 10-K of PETsMART, Inc. for the year ended January 30, 2000.


/s/ Deloitte & Touche LLP
Phoenix, Arizona
April 24, 2000